UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2012

Motorcar Parts of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-33861	11-2153962
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 California Street, Torrance CA	90503
(Address of Principal Executive Offices)	(Zip Code)

(310) 212-7910
(Registrant’s telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 3, 2012, Motorcar Parts of America, Inc. (the “Company”) entered into a Right of First Refusal Agreement (the “Agreement”) with Mel Marks, a member of the board of directors of the Company and consultant to the Company, and Melmarks Enterprises LLLP, a limited liability partnership controlled by Mr. Marks (the “Shareholders”), which, among other things, provides the Company with the right to purchase any or all shares of common stock that the Shareholders propose to sell or transfer (the “Shares”), subject to certain exceptions.  Pursuant to the Agreement, the Company has 30 days after notice of a proposed sale or transfer (the “Notice”) to exercise its right to purchase the Shares, and may do so at a price that is 10% below the average daily closing price per share of the Company’s common stock for the five (5) consecutive trading days immediately preceding the date of the Notice.  The agreement has a term of three (3) years.  A copy of the Agreement is being filed as an exhibit to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

d) Exhibits.

Exhibit No.	Description

10.1	Right of First Refusal Agreement, dated May 3, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Motorcar Parts of America, Inc.

Date: May 4, 2012	By:	/s/ David Lee
David Lee
Chief Financial Officer